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                                                                 Exhibit: 10.4FT
                        CONFIDENTIALITY AGREEMENT


         This Agreement is made as of September 2, 1997, by and between Futech Education Products, Inc., ("Futech") and the undersigned ("Recipient").

         Futech has developed or otherwise obtained certain confidential information and proprietary technology to, among other things, electronic books. Recipient wishes to negotiate with respect to, and possibly enter into, a business relationship with Futech. However, in order to do so, it is necessary that Recipient be made aware of confidential information and propriety technology belonging to Futech. Futech does not wish to lose the confidentiality or diminish its rights in the confidential information and technology, and requires assurances that its rights there will not be diminished or impaired by virtue of dealing with Recipient. In consideration of being made aware of the confidential information and proprietary technology, RECIPIENT THEREFORE AGREES AS FOLLOWS:

         1. "Technology" means concepts, inventions, technological developments and improvements, mask works, methods, techniques, systems, documentation, data and information (irrespective of whether in human or machine-readable form), works of authorship, and products, whether or not patentable, copyrightable or susceptible to any other form of protection and whether or not reduced to practice.

         2. "Confidential Information" means any and all Technology and/or information which: (i) is provided to Recipient by Futech, (ii) is created, developed, or otherwise generated by or on behalf of Futech, (iii) concerns or relates to any aspect of Futech's business, or (iv) is, for any reason, identified by Futech as confidential; except such information which Recipient can show, clearly and convincingly: (a) publicly and openly known and in the public domain, (b) becomes publicly and openly known and in the public domain through no fault of Recipient, or (c) is in Recipient's possession and documented prior to this agreement, lawfully obtained by Recipient from a source other than from Futech, and not subject to any obligation of confidentiality or restrictions on use.

         3. All Confidential Information and all Technology embodying or comprising Confidential Information is and shall be the sole and exclusive property of Futech. Any Technology embodying or derived from the Confidential Information, or conceived or first made in connection with the business relationship shall likewise be the sole and exclusive property of Futech. Recipient shall not take or cause any action which would be inconsistent with or tend to diminish or impair Futech's rights in the Confidential Information. Recipient shall not, directly or indirectly, print, copy or otherwise reproduce, in whole or in part, or embody in any product, any Confidential Information without Futech's prior consent.

         4. Confidential Information is revealed to Recipient in strict confidence, and solely for the purpose of assessing (and perhaps performing under) the business relationship. Recipient shall not use, or induce others to use, any Confidential Information for any other purpose whatsoever, nor shall it disclose or reveal any Confidential Information to anyone except those of Recipients employees directly involved in the business relationship, with a specific need to know, and who have first agreed to be bound by the terms of this agreement. Recipient acknowledges that in view of the nature of the Confidential Information, the geographical scope (universal), temporal scope (so long as information qualifies as Confidential Information hereunder), and scope of restriction on use and disclosure are reasonable. Recipient also acknowledges that any unauthorized disclosure or use of Confidential Information would cause Futech immediate and irreparable injury or loss.
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         5. Upon Futech's request, Recipient will deliver over to Futech all
Confidential Information as well as all documents, media, items and Technology comprising, embodying, or relating to the Confidential Information, as well as any other documents or things belonging to Futech that may be in Recipient's possession. Recipient shall not retain any copies.

         6. This agreement may be amended only in writing signed by Futech, and there are no other understandings, agreements, or representations, express or implied. If any clause or provision of this agreement is or becomes illegal, invalid, or unenforceable, such clause or provisions shall be interpreted as a call for the protection of Futech's rights to the greatest extent which is legal, valid, and enforceable, under such clause or provision cannot be so interpreted, or a court of competent jurisdiction declines to permit such clause or provision to be so interpreted, in which case such clause or provision shall be severed and the remaining provisions of this agreement shall continue in full force and effect. This agreement shall be governed by and construed in accordance with the laws of the State of Arizona, and jurisdiction and venue over the parties and any dispute arising under or otherwise relating to this agreement shall solely and exclusively be in Arizona.

RECIPIENT:

Address:    1522 E. Treasure Cove Drive, Gilbert, AZ 85234-2

By:  /s/ Fred B. Gretsch
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Name: Fred B. Gretsch
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Title:   --
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Date:  9/2/97
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